Exhibit 107.1
Calculation of Filing Fee Table
S-4
(Form Type)
Issuer:
T-Mobile
USA, Inc.
Guarantors:
ADstruc, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Blis USA, Inc.
Breeze Acquisition Sub LLC
Clearwire Communications LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Fixed Wireless Holdings, LLC
IBSV LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Mint Mobile, LLC
Mint Mobile Incentive Company, LLC
Nextel Systems, LLC
Nextel West Corp.
NSAC, LLC
PRWireless PR, LLC
PushSpring, LLC
Sprint Capital Corporation
Sprint Communications LLC
Sprint LLC
Sprint Solutions LLC
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
SprintCom LLC
T-Mobile
Central LLC
T-Mobile
Financial LLC
T-Mobile
Innovations LLC
T-Mobile
Leasing LLC
T-Mobile
License LLC
T-Mobile
MW LLC
T-Mobile
Northeast LLC
T-Mobile
Puerto Rico Holdings LLC

T-Mobile
Puerto Rico LLC
T-Mobile
Resources LLC
T-Mobile
South LLC
T-Mobile
US, Inc.
T-Mobile
West LLC
TDI Acquisition Sub, LLC
TMUS International LLC
UVNV, LLC
Vistar Media Global Partners, LLC
Vistar Media Inc.
VMU GP, LLC
WBSY Licensing, LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	6.700% Senior Notes due 2033 (March) (1)	457(f)	$544,000,000		$587,204,480	0.00015310	$89,901.01

Fees to Be Paid	Debt	6.250% Senior Notes due 2069 (June) (2)	457(f)	$500,000,000		$473,798,000	0.00015310	$72,538.47

Fees to Be Paid	Debt	5.500% Senior Notes due 2070 (3)	457(f)	$500,000,000		$435,944,000	0.00015310	$66,743.03

Fees to Be Paid	Debt	5.500% Senior Notes due 2070 (4)	457(f)	$500,000,000		$437,750,000	0.00015310	$67,019.53

Fees to Be Paid	Debt	Guarantees of the 6.700% Senior Notes due 2033 (5)	457(n)				0.00015310	$0

Fees to Be Paid	Debt	Guarantees of the 6.250% Senior Notes due 2069 (5)	457(n)				0.00015310	$0

Fees to Be Paid	Debt	Guarantees of the 5.500% Senior Notes due 2070 (March) (5)	457(n)				0.00015310	$0

Fees to Be Paid	Debt	Guarantees of the 5.500% Senior Notes due 2070 (June) (5)	457(n)				0.00015310	$0

	Total Offering Amounts					$ 1,934,696,480		$ 296,202.03

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$296,202.03

(1)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act, based on the market value of the estimated maximum principal amount of 6.700% Senior Notes due 2033 (CUSIP No. 911684AD0) that may be canceled and exchanged, as established by the average of the bid and asked price of the securities as of May 13, 2025 of $107.94.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act, based on the market value of the estimated maximum principal amount of 6.250% Senior Notes due 2069 (CUSIP No. 911684702) that may be canceled and exchanged, as established by the average of the high and low prices of the securities as of May 13, 2025 of $23.69.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act, based on the market value of the estimated maximum principal amount of 5.500% Senior Notes due 2070 (CUSIP No. 911684801) that may be canceled and exchanged, as established by the average of the high and low prices of the securities as of May 13, 2025 of $21.80.

(4)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act, based on the market value of the estimated maximum principal amount of 5.500% Senior Notes due 2070 (CUSIP No. 911684884) that may be canceled and exchanged, as established by the average of the high and low prices of the securities as of May 13, 2025 of $21.89.

(5)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.